UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2023

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Acutus Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

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Delaware	001-39430	45-1306615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Faraday Ave., Suite 100 Carlsbad, CA	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 232-6080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	AFIB	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 8, 2023, Acutus Medical, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2023. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 2.02 of this Current Report on Form 8-K.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 6, 2023, the Board approved a strategic realignment of resources and corporate restructuring (the “Restructuring”) designed to reallocate capital from its mapping and ablation businesses to its left-heart access distribution relationship with Medtronic, Inc. (“Medtronic”). The Company will wind down the mapping and ablation businesses and will no longer manufacture or distribute the AcQMap Mapping System, the AcQMap 3D Mapping Catheter, the AcQBlate Force-Sensing Ablation Catheter, the AcGuide Max 2.0 steerable sheath, and associated accessories, and will explore strategic alternatives for these businesses (including a potential sale of related assets). Following the Restructuring, the Company will focus exclusively on the manufacturing and distribution of left-heart access products to Medtronic to continue to generate revenue from such sales and potentially earn the associated earnout payments it may become eligible to receive under the Asset Purchase Agreement dated April 26, 2022, between the Company and Medtronic.

As part of the Restructuring, the Company announced a workforce reduction of approximately 160 employees, representing approximately 65% of the Company’s employees, that is expected to be completed by the first quarter of 2024. In compliance with the Worker Adjustment and Retraining Notification Act, the Company has provided pre-termination notices to affected employees and government authorities where required. The Company plans to enter into retention arrangements with certain employees who are expected to remain with the Company to assist with the Restructuring and operation of its left-heart access distribution business.

The Company estimates it will incur approximately $21 million to $32 million of pre-tax restructuring and exit-related charges, of which $2 million to $3 million represents future cash expenditures for the payment of severance and related benefit costs, $3 million to $4 million represents future cash expenditures for the payment of retention bonuses to certain employees that will assist with the Restructuring, $2 million to $5 million represents future cash expenditures for other restructuring costs, and approximately $14 million to $20 million represents non-cash pre-tax impairment charges in connection with the disposition of certain assets, including inventory, fixed assets and intangibles. The Company expects that a majority of the non-cash charges will be incurred in the fourth quarter of 2023, while the majority of the future cash charges will be incurred in the first quarter of 2024, and that the Restructuring will be substantially complete in the first quarter of 2024.

Potential position eliminations in each country are subject to local law and consultation requirements, which may extend the Restructuring implementation beyond the first quarter of 2024 in certain countries. The charges that the Company expects to incur are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual expenses may differ from the estimates disclosed above. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the Restructuring.

Item 2.06 Material Impairments.

The information set forth under Item 2.05 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Planned Departure of President and Chief Executive Officer; Chief Administrative Officer, General Counsel and Secretary; and Senior Vice President, Commercial

As part of the reduction in workforce described above, (i) David Roman, the Company’s President and Chief Executive Officer, and Kevin Mathews, the Company’s Senior Vice President, Commercial, are expected to separate from the Company, effective January 7, 2024 and (ii) Tom Sohn, the Company’s Chief Administrative Officer, General Counsel and Secretary, is expected to separate from the Company, effective February 6, 2024. The separations of Mr. Roman, Mr. Mathews, and Mr. Sohn are not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. This event meets the definition of a Qualifying Termination pursuant to the employment agreements of each of Mr. Roman, Mr. Mathews and Mr. Sohn entered into with the Company effective March 2021 (amended July 2022), May 2022, and August 2020, respectively. As a result, each of Mr. Roman, Mr. Mathews, and Mr. Sohn are eligible to receive certain payments and benefits following their separation in accordance with such agreements, each as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2023 (the “Proxy Statement”) or included with the Company’s Form 10-Q filed with the SEC on May 11, 2023.

In connection with their departures, on November 6, 2023, the Board approved the acceleration of vesting of certain restricted stock units of the Company (“RSUs”) granted to (i) certain terminated employees, in connection with the reduction in workforce and (ii) each of Mr. Roman, Mr. Mathews, and Mr. Sohn, on March 1, 2023 under the Company’s 2020 Equity Incentive Plan, representing 67,500 RSUs, 21,250 RSUs and 21,250 RSUs, respectively, for the officers, which were originally scheduled to vest on March 1, 2024 pursuant to the terms of such grants. Such RSUs will now fully vest on each such officer’s scheduled last day of employment with the Company on either January 7, 2024, or February 6, 2024, as applicable, subject to their continued employment with the Company through such date.

In addition, on November 6, 2023, the Board approved a one-time retention bonus of $300,000 for Mr. Roman, $38,000 for Mr. Mathews, and $188,000 for Mr. Sohn, provided that each such officer remains employed by the Company on January 7, 2024 or February 6, 2024, as applicable.

Appointment of Takeo Mukai as Chief Executive Officer

On November 6, 2023, the Board approved the appointment of Takeo Mukai as the Company’s Chief Executive Officer, effective January 8, 2024, subject to the completion of the Restructuring, including the transition of executive management as described above. Mr. Mukai will also retain his position as the Company’s Chief Financial Officer.

Mr. Mukai has served as the Company’s Chief Financial Officer since January 2023. Mr. Mukai’s biographical information is described in the Proxy Statement. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Mukai and any of the Company’s executive officers or directors or persons nominated or chosen to become directors or executive officers. There is no arrangement or understanding between Mr. Mukai and any other person pursuant to which Mr. Mukai was appointed as Chief Executive Officer or a member of the Board. There are no transactions requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Mukai’s appointment as the Company’s Chief Executive Officer, effective January 8, 2024, subject to the completion of the Restructuring, the Board approved a one-time retention bonus of $231,000 for Mr. Mukai.

Termination of Employee Stock Purchase Plan

On November 6, 2023, the Board terminated the 2020 Employee Stock Purchase Plan (“2020 ESPP”), effective November 8, 2023, and resolved to return to the respective contributors all contributions made during the purchase period ending November 14, 2023. No new purchase periods under the 2020 ESPP will commence as of the date of termination.

Item 7.01 Regulation FD Disclosure.

On November 8, 2023, the Company issued a press release announcing the Restructuring. A copy of the press release is furnished as Exhibit 99.2 hereto and incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 7.01 of this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and certain information incorporated herein by reference contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this Current Report on Form 8-K, other than statements that are purely historical, are forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “should,” “would,” “could,” “may” and similar expressions also identify forward-looking statements. The forward-looking statements include, without limitation, statements regarding the Restructuring, including the estimated timing and cost savings; whether the Restructuring will be successfully completed; the benefits of the Restructuring; the anticipated timing and details of the reduction in workforce; the expected charges and costs associated with the Restructuring; the Company’s plans to retain certain individuals as employees or consultants to assist in the Restructuring; the potential for and timing of the consummation of sales of the Company’s assets or other strategic alternatives; and the Company’s business plans and objectives.

Our expectations, beliefs, objectives, intentions and strategies regarding future results are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by our forward-looking statements. Factors that may affect the actual results achieved by the Company include, without limitation, the risk that the Company may not be able to implement the Restructuring or the exploration of strategic alternatives as currently anticipated or within the timing currently anticipated; the risk that the Company may not be successful in identifying one or more strategic alternatives or ultimately pursuing a strategic alternative that delivers the anticipated benefits; the impact of the workforce reduction on the Company’s remaining left-heart access distribution business; the possibility that executives or other employees may resign or be terminated; the Company’s ability to collaborate successfully with its strategic partners; the willingness of Medtronic to purchase the Company’s left-heart access products and the timing of such purchases; the risk that the Company’s remaining left-heart access distribution business does not advance or result in anticipated revenue; unexpected costs, charges or expenses that reduce the Company’s capital resources; the Company’s ability to continue to pay its obligations in the ordinary course of business as they come due; unanticipated difficulties in terminating certain contracts and arrangements; the Company’s ability to maintain its listing on Nasdaq; and the risk factors listed from time to time in the Company’s filings with the SEC, as further described below.

We urge you to carefully consider risks and uncertainties and review the additional disclosures we make concerning risks and uncertainties that may materially affect the outcome of our forward-looking statements and our future business and operating results, including those made under the captions “Risk Factors” contained in our most recently filed Form 10-K and Form 10-Q and subsequent filings with the SEC, as well as the press releases attached as Exhibits 99.1 and 99.2 hereto. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the filing of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1*	Press Release dated November 8, 2023 regarding financial results for the quarter ended September 30, 2023
99.2*	Press Release dated November 8, 2023 announcing the Restructuring
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acutus Medical, Inc.

Date: November 8, 2023	By:	/s/ Tom Sohn
Tom Sohn
Chief Administrative Officer, General Counsel and Secretary